SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Under Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2007

ResMed Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15317	98-0152841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14040 Danielson Street

Poway, California 92064-6857

(Address of Principal Executive Offices)

(858) 746-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Directors or Certain Officers.

On August 27, 2007, the ResMed Inc. Board of Directors approved a succession plan under which, effective January 1, 2008, Dr. Peter C. Farrell will resign as Chief Executive Officer. Dr. Farrell will continue as Executive Chairman of the Board through June 30, 2008, when he will become non-executive Chairman of the Board.

(c) Appointment of Certain Officers.

Under the succession plan, effective January 1, 2008, Kieran T. Gallahue, 44, will be promoted to Chief Executive Officer.

Mr. Gallahue has been President, ResMed Global, since September 7, 2004. Before that, and beginning in January 2003, Mr. Gallahue was President and Chief Operating Officer of the Americas. Before joining the Company, Mr. Gallahue served as President of Nanogen, Inc., a San Diego-based DNA research and medical diagnostics company. Mr. Gallahue also held the roles of Chief Financial Officer and Vice President of Strategic Marketing for Nanogen. From 1995 to 1997, Mr. Gallahue served as Vice President of the Critical Care Business Unit for Instrumentation Laboratory, where he was responsible for worldwide strategic sales and marketing, and research and development efforts for this business unit. From 1992 to 1995, Mr. Gallahue held a variety of sales and marketing positions within IL. In addition, Mr. Gallahue held various marketing and financial positions within Procter & Gamble and the General Electric Company. Mr. Gallahue is a member of the board of directors of Volcano Corporation, a NASDAQ-listed company focusing on diagnosis and treatment of vascular and structural heart disease. Mr. Gallahue holds a B.A. from Rutgers University and an M.B.A. from Harvard Business School.

(d) Election of Directors.

Under the succession plan, effective January 1, 2008, Mr. Gallahue will be appointed to the Board.

The full text of the press release relating to Mr. Gallahue’s promotion to Chief Executive Officer and appointment to the Board, and Dr. Farrell’s resignation as Chief Executive Officer, is furnished as Exhibit 99.1 to this Current Report on Form 8-K and will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibits:	Description of Document
99.1	Press Release dated August 30, 2007

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SIGNATURES

We have authorized the person whose signature appears below to sign this report on our behalf, in accordance with the Securities Exchange Act of 1934.

Date: August 31, 2007	RESMED INC.
(registrant)

	By:	/s/ David Pendarvis
	Name:	David Pendarvis
	Its:	Secretary, Global General Counsel and
Senior Vice President - Organizational Development

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